As filed with the Securities and Exchange Commission on May 27, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKAMAI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3432319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Cambridge Center Cambridge, MA	02142
(Address of principal executive offices)	(Zip code)

Akamai Technologies, Inc. 2009 Stock Incentive Plan

(Full title of the Plan)

Melanie Haratunian, Esq.

Senior Vice President and General Counsel

Akamai Technologies, Inc.

8 Cambridge Center

Cambridge, Massachusetts 02142

(Name and address of agent for service)

617-444-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan W. Murley, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: 617-526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (including associated preferred stock purchase rights)	7,000,000(2) shares	$33.38(3)	$233,660,000(3)	$27,128(3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of an additional 7,000,000 shares issuable under the 2009 Stock Incentive Plan pursuant to the terms of such plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 24, 2011.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 filed by Akamai Technologies, Inc. (the “Registrant”) on May 19, 2009 (File No. 333-159340) relating to its 2009 Stock Incentive Plan. This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 7,000,000 shares of the Registrant’s Common Stock, $0.01 par value per share, to be issued under the 2009 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts 02142, on this 27th day of May 2011.

AKAMAI TECHNOLOGIES, INC.

By:	/s/ Melanie Haratunian
Melanie Haratunian
Senior Vice President and General Counsel

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint Paul Sagan, J. Donald Sherman and Melanie Haratunian, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Sagan Paul Sagan	President, Chief Executive Officer and Director (Principal executive officer)	May 27, 2011

/s/ J. Donald Sherman J. Donald Sherman	Chief Financial Officer (Principal financial and accounting officer)	May 27, 2011

/s/ George H. Conrades George H. Conrades	Director	May 27, 2011

/s/ Martin M. Coyne II Martin M. Coyne II	Director	May 27, 2011

/s/ Pamela Craig Pamela J. Craig	Director	May 27, 2011

/s/ C. Kim Goodwin C. Kim Goodwin	Director	May 27, 2011

/s/ Jill A. Greenthal Jill A. Greenthal	Director	May 27, 2011

/s/ David W. Kenny David W. Kenny	Director	May 27, 2011

/s/ Peter J. Kight Peter J. Kight	Director	May 27, 2011

/s/ F. Thomson Leighton F. Thomson Leighton	Director	May 27, 2011

/s/ Geoffrey A. Moore Geoffrey A. Moore	Director	May 27, 2011

/s/ Frederic V. Salerno Frederic V. Salerno	Director	May 27, 2011

/s/ Naomi O. Seligman Naomi O. Seligman	Director	May 27, 2011

INDEX TO EXHIBITS

4.1(A)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(B)	Amended and Restated By-Laws of the Registrant, as amended

4.3(C)	Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant

4.3(D)	Rights Agreement, dated September 10, 2002, by and between the Registrant and Equiserve Trust Company, N.A.

4.4(E)	Amendment No. 1, dated as of January 29, 2004, to the Rights Agreement, dated as of September 10, 2002, between the Registrant and EquiServe Trust Company, N.A., as Rights Agent

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1(F)	Akamai Technologies, Inc. 2009 Stock Incentive Plan, as amended

(A)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.
(B)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 12, 2008.
(C)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 14, 2002.
(D)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on September 11, 2002.
(E)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2004.
(F)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 23, 2011.